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                                                                  EXHIBIT 10(A)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-4 (the "Registration Statement") of our report dated
April 25, 2012, relating to the financial statements of Separate Account A, which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement of our report dated April 25, 2012, relating to the consolidated financial statements of The Variable Annuity Life Insurance Company, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated April 25, 2012, relating to the statutory financial statements of American Home Assurance Company, which appears in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 23, 2012, except with respect to our opinion on the consolidated financial statements insofar as it relates to changes in the presentation of segment information, the effects of the adoption of the accounting standard relating to accounting for acquisition costs associated with acquiring or renewing insurance contracts, and the effects of the adoption of the accounting standard related to the presentation of comprehensive income discussed in Note 1, as to which the date is May 4, 2012, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Current Report on Form 8-K dated May 4, 2012. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
December 26, 2012